Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Momenta Pharmaceuticals, Inc. (the “Company”) for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Craig A. Wheeler, Chief Executive Officer and President of the Company, and Richard P. Shea, Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Craig A. Wheeler
Dated: March 15, 2007	Craig A. Wheeler
Chief Executive Officer and President

/s/ Richard P. Shea
Dated: March 15, 2007	Richard P. Shea
Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Momenta Pharmaceuticals, Inc. and will be retained by Momenta Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.